Exhibit 99.1

PRESS RELEASE

Contact Information

TigerLogic Corporation

25A Technology Drive, Suite 100

Irvine, CA 92618

Thomas Lim, Chief Financial Officer

Phone: (949) 442-4400
Fax:     (949) 250-8187

thomas.lim@tigerlogic.com

TigerLogic and Storycode Complete Merger

IRVINE, CA January 18, 2013 — TigerLogic Corporation (Nasdaq: TIGR) today confirmed the closing of its previously announced acquisition of privately held Storycode, Inc., a mobile app publishing studio, effective January 17, 2013.

“We believe the combination of TigerLogic’s Postano social visualization platform and Storycode will create a social platform with unique mobile distribution capabilities,” said Richard Koe, President and CEO, TigerLogic. “This new platform will allow brands to use original and fan-generated content to develop engaging experiences across web, events, and mobile environment to drive improved consumer loyalty with visually based engagement in real-time. In addition to the complimentary technology, Storycode will add recognized expertise in areas of user experience, data visualization, and creative services.”

James McDermott, former chief executive officer of Storycode, has been appointed as TigerLogic’s Senior Vice President, Mobile and Social, and Justin Garrity, former chief creative officer of Storycode, has assumed the role of Vice President, Product and Marketing.

Conference Call

TigerLogic will hold a conference call to discuss the merger on January 22, 2013 at 4:30 p.m. Eastern Time.

The call can be accessed by dialing 1-877-481-4996 (Domestic) or 1-518-444-5106 (International), and by providing the operator the conference ID number 90770506.

A taped rebroadcast of the call will be available approximately two hours after the call through January 29, 2013. To access the taped rebroadcast, dial 1-855-859-2056/1-800-585-8367 (Domestic) or 1-404-537-3406 (International), and enter security code 012213 and conference ID number 90770506.

The call will also be archived for two weeks in the Press Release section of TigerLogic’s website at: http://www.tigerlogic.com/tigerlogic/company/press/index.jsp.

About TigerLogic Corporation

TigerLogic Corporation (Nasdaq: TIGR) is a global provider of data management and application development solutions for enterprises that need to launch easy and cost-effective e-business initiatives. TigerLogic’s installed customer base includes more than 500,000 active users representing more than 20,000 customer sites worldwide, who rely on TigerLogic’s offerings for multidimensional database management, rapid application development, search enhancement, as well as content aggregation, syndication and a mobile publishing platform, which platform includes such customers as The University of Oregon Athletic Department, Nine West, Owens Illinois, Tommy Hilfiger, Entrepreneur Media, The Independent, Mindjet, CBS, NBC, and Thomson Reuters. Built on proven technology, TigerLogic helps control data and content and transform them into business intelligence and engagement. More information about TigerLogic and its products can be found at http://www.tigerlogic.com.

The foregoing release contains forward-looking information, including statements about the expected synergies from the Storycode acquisition transaction and the anticipated development and benefits of integrated products and capabilities. Any forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to TigerLogic’s ability to successfully integrate the Storycode technology and employees and to realize the anticipated synergies, the success of the combined companies research and development efforts to develop new products and to penetrate new markets, the market acceptance of the  new products and updates, technical risks related to such products and updates, TigerLogic’s ability to maintain market share for its existing products, the availability of adequate liquidity and other risks and uncertainties. Please consult the various reports and documents filed by TigerLogic with the U.S. Securities and Exchange Commission, including but not limited to the most recent reports on Form 10-K and Form 10-Q for factors potentially affecting TigerLogic’s future financial results. All forward-looking statements are made as of the date hereof and TigerLogic disclaims any responsibility to update or revise any forward-looking statement provided in this news release.

TigerLogic, Postano, yolink, Raining Data, Pick, mvDesigner, D3, mvEnterprise, mvBase, Omnis, and Omnis Studio are trademarks of TigerLogic Corporation. Storycode is a trademark of Storycode, Inc. All other trademarks and registered trademarks are properties of their respective owners.